                                                                       EX-99.(e)

                               DODGE & COX FUNDS

                          DISTRIBUTING AGENT AGREEMENT

Sir/Madam:

     Dodge & Cox Funds, a Delaware Business Trust ("we" "us" or "Trust"), is the distributor of the shares of the Dodge & Cox family of mutual funds (collectively, the "Funds" and individually, a "Fund"). As such, we have the exclusive right to arrange for the sale of shares of the Funds to dealers or the public, or both. We invite you to become a distributing agent to distribute shares of the Funds upon the following terms and conditions.

     1. Availability of Fund Shares. As distributor of the Funds, we agree to cause the Funds to sell to, redeem from and exchange for you as agent for your customers shares of beneficial interest ("Shares") of one or more Funds, subject to the terms and conditions of this Distributing Agent Agreement (the "Agreement"), the Funds' then-current prospectus, any limitations imposed by any of the Funds or the investment advisor of the Funds. To the extent that a prospectus contains provisions that are inconsistent with the terms of this Agreement, the terms of the prospectus shall control.

     2.  Purchase and Sale of Fund Shares.

     (a) The public offering price at which you may offer the Shares is the net asset value thereof, as computed from time to time as described in the then-current prospectus of the Fund. You agree to sell Shares of the Funds to your clients subject to minimum investment requirements applicable to each order, unless you register your client purchases in your name and omnibus account as nominee. You understand that all orders are subject to acceptance or rejection by us in our sole discretion.

     (b) Each transaction is always made subject to confirmation by us at the net asset value next computed after receipt of the order. You agree to notify the Funds' transfer agent of any material differences within twenty (20) Business Days of receipt of the confirmation or statement of transaction activity. Subject to Section 2(e) below, orders to purchase, redeem and exchange Fund Shares ("Orders") received by you prior to the close of regular trading (the "Close of Trading") on the New York Stock Exchange (the "Exchange") on any given business day (currently 4:00 p.m. Eastern time) (each a "Business Day") and transmitted to the Funds' transfer agent by 8:00 p.m. Eastern time on the same Business Day will be executed at the net asset value determined as of the Close of Trading on the Business Day you received such Order. Any Order received by you after the Close of Trading will be transmitted to the transfer agent by 8:00 p.m. Eastern time on the next Business Day and will be executed at the net asset value determined as of the Close of Trading on the next Business Day.

     (c) The day as of which an Order is executed pursuant to the provisions set forth above is referred to as the "Trade Date".

     (d) Any Order by you for the purchase of shares of the Funds through us shall be accepted at the time when it is received by us, the Funds' transfer agent or any clearinghouse agency we may designate from time to time, unless rejected by us or the Funds' transfer agent. We will not accept any Order from you that is placed on a conditional basis or is subject to any delay or contingency prior to execution.

     (e) Shares will be issued by the Funds only against receipt of the purchase price. If payment for Shares purchased is not received by the Funds' transfer agent by wire transfer (or if such purchase is processed through a clearinghouse agency approved by us, in collected clearinghouse agency funds) on the Business Day next following the Trade Date ("T+1"), such Order will be delayed without any responsibility or liability on our part or on the part of the Funds or the Funds' transfer agent and such Order will be executed at the net asset value next computed following receipt of payment. You shall be responsible for any loss, expense, liability or damage, including loss of profit suffered by us and /or the respective Funds resulting from your delay or failure to make timely payment for such Shares.

     (f) You agree not to withhold placing Orders received from any customers for the purchase or sale of Shares so as to profit yourself as a result of such withholding. You shall not purchase Shares through us except for the purpose of covering purchase orders received by you. You agree to purchase Shares only from us or your customers. If you purchase Shares from your customers, you agree to pay such customers not less than the applicable redemption price as established by the Fund's then-current prospectus (i.e., the currently quoted net asset value).

     (g) The procedures relating to the processing and settlement of Orders shall be subject to such instructions, service or operating agreements as we may forward to you from time to time.

     3. Qualification as a Broker or Dealer or a Bank. You represent that you either (i) are registered as a broker and/or dealer under the Securities Exchange Act of 1934, as amended, and are licensed and qualified as a broker and/or dealer or are otherwise authorized to offer and sell the Shares under the laws of each jurisdiction in which the Shares will be offered and sold by you, and that you are a member of the National Association of Securities Dealers, Inc. ("NASD") and agree to maintain such membership (or in the alternative, that you are a foreign dealer not eligible for membership in the NASD); or (ii) are a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, and in either case are duly authorized to engage in the activities to be performed by you hereunder. You further represent that your agents and employees are and will remain duly registered and licensed to the extent required under applicable state and federal law. You agree to abide by all applicable state and federal laws and the rules and regulations of the Securities and Exchange Commission ("SEC"), the NASD, and any other authorized regulatory agency as such laws and rules apply to a national bank that are binding upon underwriters and dealers in the distribution of securities of open-end investment companies, including, without limitation, Rule 2830 (formerly
Article III, Section 26) of the NASD Rules of Fair Practice, all of which are incorporated herein as if set forth in full. You agree not to sell or offer for sale Shares in any state or jurisdiction where they have not been qualified for sale or in which you are not qualified as a broker, dealer or bank. You agree to notify us immediately if you cease to be registered or licensed as a broker and/or dealer or fail to remain as a member in good standing of the NASD, or if you cease to be a bank, as defined above.

     4.  Selling Procedures and Sales Materials.

     (a) "Sales Material", as used herein, shall include, without limitation, promotional materials, sales literature, advertisements, press releases, announcements, research reports, market letters, performance reports or summaries, and other similar materials, including sales materials intended for wholesale use (i.e. broker/dealer use only) or retail use.

     (b) Neither you nor any person associated with you shall give any information or make any representation concerning the Funds or the Shares except those contained in the then-current prospectus or any Sales Materials furnished by us or approved by us in writing in advance for use in connection therewith (except that Sales Materials provided by us that are designated as being for broker/dealer use only may not be disseminated to the public). Any Sales Materials, if distributed, must be accompanied by or preceded by, the appropriate Fund's then-current form of prospectus. You agree that any information given or representations made on the basis of any Sales Materials shall be consistent with the related information and representations contained in the applicable Fund prospectus.

     (c) You agree to use your best efforts in the proper instruction and training of all sales personnel employed by you in order that the Shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. You agree to hold us, our affiliates, and the Funds, and our respective agents and employees, harmless and indemnify us against any direct liability, loss or cost to us and/or the Funds in the event you or any of your representatives should violate any applicable law, rule or regulation, or any provisions of this Agreement, if such violation results in any liability, loss or cost to us and/or the Funds, except to the extent such liability, loss or cost is caused by our gross negligence or bad faith.

     (d) We shall furnish you, without charge, reasonable quantities of prospectuses, statements of additional information, periodic reports to shareholders and proxy statements of the Funds, and any supplemental materials to any of the foregoing. You shall deliver copies of the above materials to customers and potential customers in accordance with applicable law and the rules and regulations of the SEC. In the purchase of Shares through us, you are entitled to rely only on the information contained in the prospectuses and statements of additional information.

     5.  Additional Covenants and Representations.

     (a) Each party shall comply with all provisions of federal and state laws applicable to its respective activities under this Agreement. All obligations of each party under this Agreement are subject to compliance with applicable federal and state laws.

     (b) You covenant and agree that all Orders transmitted to us, whether by telephone, telecopy, or other electronic transmission acceptable to us, shall be sent by or under the authority and direction of a person designated by you as being duly authorized to act on behalf of the owner of the Shares held in your accounts for your customers' benefit. We shall be entitled to rely on the existence of such authority and to assume that any person transmitting Orders for the purchase, redemption or transfer of Fund shares on behalf of you is "an appropriate person" as used in Sections 8-107 and 8-401 of the Uniform Commercial Code with respect to the transmission of instructions regarding Fund Shares on behalf of the owner of such Fund Shares. You shall maintain the confidentiality of all passwords and security procedures issued, installed or otherwise put in place with respect to the use of remote computer terminals and assume full responsibility for the security therefor. You further agree to be responsible for the accuracy of all data transmitted to us by you by telephone, telecopy or other electronic transmission acceptable to us.

     (c) You represent and warrant that (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute your legal, valid and binding obligation, enforceable in accordance with its terms; and (ii) your activities as contemplated by this Agreement comply with all provisions of federal and state securities laws applicable to you and to such activities.

     (d) We represent and warrant that (i) this Agreement has been duly authorized by all necessary corporate action and, when executed and delivered, shall constitute our legal, valid and binding obligation, enforceable in accordance with its terms; (ii) Shares of the Funds are registered and authorized for sale in accordance with all federal and state securities laws; and (iii) the prospectus of each Fund complies in all material respects with federal and state securities laws.

     6. Relationship of Parties. You understand and agree that in performing your services covered by this Agreement, you are acting as agent for your customers, and we are in no way responsible for the manner of your performance or for any of your acts or omissions in connection therewith. Nothing in this Agreement shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner, or employee. As distributor of the Funds, we shall have full authority to take such action as we deem advisable in respect of all matters pertaining to the distribution of the Shares. We shall not be under any obligation to you, except for obligations expressly assumed by us under this Agreement.

     7.  Indemnity.

     (a) We agree to indemnify and hold harmless you and your officers, directors, employees, agents, affiliates and each person, if any, who controls you within the meaning of the Securities Act of 1933 (collectively, the "Indemnified Parties" for purposes of this Section 7(a)) against any losses, claims, expenses, damages, or liabilities (including amounts paid in settlement thereof) or litigation expenses (including legal and other expenses) (collectively, "Losses"), to which the Indemnified Parties may become subject, insofar as such Losses result from a breach by us of a material provision of this Agreement. We will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. We shall not be liable for indemnification hereunder if such Losses are attributable to your negligence or misconduct in performing your obligations under this Agreement.

     (b) You agree to indemnify and hold harmless us and the Funds, and our officers, trustees, employees, agents, affiliates and each person, if any, who controls us or the Funds within the meaning of the Securities Act of 1933 (collectively, the "Indemnified Parties" for purposes of this Section 7(b)) against any Losses to which the Indemnified Parties may become subject, insofar as such Losses result from a breach by you of a material provision of this Agreement. You agree to reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Losses. You shall not be liable for indemnification hereunder if such Losses are attributable to our negligence or misconduct in performing our obligations under this Agreement.

     (c) Promptly after receipt by an Indemnified Party hereunder of notice of the commencement of action, such Indemnified Party will, if a claim in respect thereof is to be made against the Indemnifying Party hereunder, notify the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this Section 7. In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section 7 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

     (d) If the Indemnifying Party assumes the defense of any such action, the Indemnifying Party shall not, without the prior written consent of the Indemnified Parties in such action, settle or compromise the liability of the Indemnified Parties in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise or consent, each Indemnified Party receives from such claimant an unconditional release from all liability in respect of such claim.

     (e) The Trust Instrument, a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of State of the State of Delaware, provides that the name "Dodge & Cox Funds" refers to the Trustees under the Trust Instrument collectively as Trustees and not as individuals or personally, and that no shareholder of the Fund, or Trustee, officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust or of the Fund to any extent whatsoever, but that the Trust estate only shall be liable. You are hereby expressly put on notice of the limitation of liability as set forth in the Trust Instrument and you agree that the obligations assumed by the Trust on behalf of the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and you shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund or any other series of the Trust, or from any Trustee, officer, employee or agent of the Trust. You understand that the rights and obligations of each Fund, or series, under the Trust Instrument are separate and distinct from those of any and all other series.

     8. Amendment. This Agreement may be amended by mutual agreement of the parties in writing.

     9. Termination. Either of us may cancel this Agreement upon 30 days' prior written notice to the other. This Agreement shall terminate automatically without notice if you cease to be a member of the NASD or such time as you cease to be a bank, as defined above. We reserve the right, in our sole discretion and without prior notice, to suspend sales of Shares of the Funds in any state or other jurisdiction, or to withdraw entirely the offering of Shares of the Funds, or to modify or amend the terms of our offering of Fund Shares.

     10. Notices and Communications. All communications and notices to us should be sent to the address set forth below. Any communication or notice to you will be mailed to you at the address specified by you below or will be sent by telecopy if a phone number is provided below.

          If to us:      Dodge & Cox Funds
                         One Sansome Street, 35th Floor
                         San Francisco, California  94104
                         Phone: (415) 274-9354
                         Fax:   (415) 986-8126
                         E-Mail:  mzb@dodgeandcox.com
                         Attn:  Marian Z. Baldauf
                         With a copy to:  General Counsel


          If to you:
                         --------------------------------
                         --------------------------------
                         --------------------------------
                         --------------------------------
                         Phone:
                               --------------------------
                         Fax:
                               --------------------------
                         Attn:
                               --------------------------


     11. Assignability. This Agreement is not assignable or transferable, except that we may, with respect to any Fund or Funds, assign or transfer it to any successor of ours that becomes general distributor of such Fund or Funds.

     12. Confidentiality. We agree not to use any information provided to us by you about your customers for any purpose except as necessary to comply with the provisions of this Agreement; provided, however, that we may use any such
                                  --------- -------
information which we already possess or later receive through any other source, including the purchase of potential client lists from third parties, as we deem fit.

     13. Choice of Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Delaware (without reference to conflicts of laws principles).

     If the foregoing correctly sets forth our understanding, please indicate your agreement to and acceptance thereof by signing below, whereupon this Agreement shall become a binding agreement between us as of the latest date indicated.


Dated:           , 200                    DODGE & COX FUNDS
       ----------     --
                                          By:
                                                --------------------------
                                          Name:
                                                --------------------------
                                          Title:
                                                --------------------------

     We agree to and accept the terms of the foregoing Agreement.


Dated:           , 200                    ----------------------------------
       ----------     --                         (Distributing Agent)

                                          By:
                                                --------------------------
                                          Name:
                                                --------------------------
                                          Title:
                                                --------------------------